PROXY

                         PIONEER MID-CAP VALUE PORTFOLIO

                                       OF
                           MET INVESTORS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 April 24, 2007

         KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Pioneer Mid-Cap Value Portfolio of Met Investors Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Richard C. Pearson and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on April 24, 2007, at the offices of the Trust, 260 Madison Avenue, 10th Floor, New York, New York 10016, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Lazard Mid-Cap Portfolio, a series of the Trust, will (i) acquire all of the assets of Pioneer Mid-Cap Value Portfolio, a series of the Trust; and
         (ii) assume all of the liabilities of the Trust's Pioneer Mid-Cap Value Portfolio.

                  FOR  [  ]       AGAINST  [  ]        ABSTAIN  [  ]

         Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                      Dated: ____________________, 2007


                                      __________________________________
                                      Name of Insurance Company

                                      __________________________________
                                      Name and Title of Authorized Officer

                                      __________________________________
                                      Signature of Authorized Officer

PIONEER MID-CAP VALUE PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
______ Insurance Company
Separate Account _____




                     2 EASY WAYS TO VOTE                                          MET INVESTORS SERIES TRUST
                                                                               PIONEER MID-CAP VALUE PORTFOLIO
1.  Return this voting instruction form using the enclosed            5 Park Plaza, Suite 1900, Irvine, California 92614
    postage-paid envelope.
2.  Vote by Internet - see instructions in Prospectus/Proxy                    VOTING INSTRUCTION FORM FOR THE
    Statement.                                                                 Special Meeting of Shareholders
                                                                                  April 24, 2007, 10:00 a.m.
***  CONTROL NUMBER:                           ***


PIONEER MID-CAP VALUE PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Pioneer Mid-Cap Value Portfolio (the "Portfolio"), a series of Met Investors
Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Trust, 260 Madison Avenue, 10th Floor, New York, New York
10016 at 10:00 a.m. Eastern Time on April 24, 2007, and at any adjournments thereof.

The Company and the Board of Trustees of the Trust solicit your voting instructions and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.



                                               Date ________________, 2007



                                                     PLEASE SIGN IN BOX BELOW




                                               Signature - Please sign exactly
                                               as your name appears at left.
                                               Joint owners each should sign.
                                               When signing as attorney,
                                               executor, administrator, trustee
                                               or guardian, please give full
                                               title as such. If a corporation,
                                               please sign in full corporate
                                               name by president or authorized
                                               officer. If a partnership, please
                                               sign in partnership name by
                                               authorized person.








                 Please fold and detach card at perforation before mailing.







TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE
APPROPRIATE BOX BELOW.

                                                                              FOR           AGAINST          ABSTAIN

To approve or disapprove the Agreement and Plan of Reorganization with respect to the acquisition of Pioneer Mid-Cap Portfolio, a series of the Trust, by Lazard Mid-Cap Portfolio, a series of the Trust.

